UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TIMKENSTEEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE

Additional information regarding the annual meeting of shareholders to be held on May 6, 2020

The following notice of annual meeting of shareholders (the “Notice”) amends and restates the original notice included in the proxy statement (the “Proxy Statement”) of TimkenSteel Corporation (“TimkenSteel”), dated March 19, 2020, furnished to TimkenSteel shareholders in connection with the solicitation of proxies by the Board of Directors of TimkenSteel for use at the annual meeting of shareholders to be held on May 6, 2020. The purpose of this Notice is to announce a change in the location of the annual meeting to a virtual meeting format only, via webcast.

This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 9, 2020.

This Notice should be read in conjunction with the Proxy Statement.

Notice of change in location of the 2020 annual meeting of shareholders of TimkenSteel Corporation

Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our shareholders, employees and their families, the location of the 2020 annual meeting of shareholders of TimkenSteel Corporation has been changed. As previously announced, the annual meeting will be held on May 6, 2020 at 10:00 a.m. Eastern time. In light of public health concerns, the annual meeting will be held in a virtual meeting format only, via webcast. You will not be able to attend the annual meeting physically in person.

TimkenSteel shareholders as of the close of business on February 28, 2020 (the record date for the annual meeting), are entitled to join the virtual meeting. Shareholders will be able to listen (or read via closed captioning), vote, and submit questions from any remote location with internet connectivity. Please refer to the “Additional information” section below for instructions on how to register for the virtual meeting.

Any shareholder wishing to attend the virtual annual meeting should register for the meeting no later than 6:00 a.m. Eastern time on May 4, 2020. An email with a link and instructions for entering the virtual meeting will be sent prior to the meeting to any shareholder who pre-registers for the meeting.

Whether or not you plan to attend the virtual annual meeting, we urge you to vote in advance of the annual meeting by one of the methods described below. If you have already voted, you do not need to vote again.

Notice of annual meeting of shareholders

Annual meeting information

Date: May 6, 2020

Time: 10 a.m. Eastern time

Place: There will be no in-person annual meeting. The meeting will be held “virtually” over the internet.

Record date: February 28, 2020

Agenda

1.  Election of the following directors to serve a three-year term expiring at the 2023 annual meeting: Randall H. Edwards, Leila L. Vespoli and Randall A. Wotring

2.  Ratification of the selection of Ernst & Young LLP as the company’s independent auditor for the fiscal year ending December 31, 2020

3.  Approval, on an advisory basis, of the compensation of the company’s named executive officers

4.  Approval of the TimkenSteel Corporation 2020 Equity and Incentive Compensation Plan

Admission to the meeting

Only TimkenSteel shareholders as of the close of business on February 28, 2020 (the record date for the annual meeting), are entitled to join the virtual meeting. To attend the virtual annual meeting, please follow the instructions set forth below under “Additional information.”

April 9, 2020

Frank A. DiPiero

Executive Vice President, General Counsel and Secretary

Important notice regarding the availability of proxy materials for the 2020 annual meeting of shareholders to be held on May 6, 2020: Our proxy statement and 2019 annual report to shareholders are available free of charge on the following website: www.ReadMaterial.com/TMST.

Additional information

To register for the virtual annual meeting, please follow these instructions:

Registered Shareholders: If your shares are registered in your name with TimkenSteel’s transfer agent or you are a participant holding TimkenSteel shares in a 401(k) plan sponsored by TimkenSteel and you wish to attend the virtual meeting, go to www.cesvote.com, enter the control number you received on your proxy card or notice of the annual meeting to access the voting page and click on the “Click here to preregister for the online meeting” link at the top of the page.

Beneficial Shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record): Beneficial shareholders who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to “TMSTRegister@Proxy-Agent.com.” Beneficial shareholders who email a valid legal proxy will be registered for the meeting and issued a control number that will allow them to attend and participate in the online-only meeting. If you need assistance obtaining a legal proxy, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3402.

Any shareholder wishing to attend the virtual annual meeting must register for the meeting no later than 6:00 a.m. Eastern time on May 4, 2020. An email with a link and instructions for entering the virtual meeting will be sent prior to the meeting to any shareholder who pre-registers for the meeting.

The annual meeting will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the annual meeting prior to the start time. Online access will begin at 9:30 a.m. Eastern time.

The virtual annual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the annual meeting. Participants also should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the annual meeting.

In order to maintain the interactive nature of the virtual meeting, attendees will be able to vote using the online meeting website.

If you wish to submit a question to be addressed at the annual meeting, you may do so in advance of the meeting by following the instructions received in your registration confirmation email to log into the virtual meeting platform, typing your question into the “Ask a Question” box, and clicking “Submit.” Questions will be accepted until 6:00 a.m. on May 5, 2020.

Questions submitted in accordance with the foregoing instructions and pertinent to the annual meeting will be answered during the annual meeting, subject to time constraints. Additional information regarding the ability of shareholders to ask questions during the annual meeting, related rules of conduct and other materials for the annual meeting will be available online during the meeting.

Technical Difficulties: If you experience any technical difficulties during the registration process, please access the “FAQ and System Test” link on the registration screen for support. If you experience technical difficulties during the virtual meeting, please access the “?” link on the meeting website for support.

On April 9, 2020, TimkenSteel Corporation issued the following press release regarding the change in location of its 2020 Annual Meeting of Shareholders to a virtual annual meeting.

NEWS RELEASE

TimkenSteel Announces Change to a Virtual Meeting Format for

2020 Annual Meeting of Shareholders

CANTON, April 9, 2020 – TimkenSteel Corporation (NYSE: TMST) today announced a change in the format of its 2020 annual meeting of shareholders from in-person to virtual-only. Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of the company’s shareholders, employees and their families, the company will hold its annual meeting in a virtual meeting format only, via webcast. As previously announced, the annual meeting will be held on May 6, 2020 at 10:00 a.m. Eastern time.

As described in the company’s proxy materials previously distributed for the annual meeting, TimkenSteel shareholders as of the close of business on February 28, 2020 (the record date for the annual meeting), are entitled to join the virtual meeting. Shareholders will be able to listen (or read via closed captioning), vote, and submit questions from any remote location with internet connectivity.

Registered Shareholders: For registered shareholders and participants holding TimkenSteel shares in a 401(k) plan sponsored by TimkenSteel who wish to attend the virtual meeting, go to www.cesvote.com, enter the control number found on the proxy card or notice of the annual meeting received previously to access the voting page and click on the “Click here to preregister for the online meeting” link at the top of the page.

Beneficial Shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record): Beneficial shareholders who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to “TMSTRegister@Proxy-Agent.com.” Beneficial shareholders who email a valid legal proxy will be registered for the meeting and will be issued a control number that will allow them to attend and participate in the online-only meeting. If you need assistance obtaining a legal proxy, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3402.

Any shareholder wishing to attend the virtual annual meeting must register for the meeting no later than 6:00 a.m. Eastern time on May 4, 2020. An email with a link and instructions for entering the virtual meeting will be sent prior to the meeting to any shareholder who pre-registers for the meeting.

For additional information regarding how shareholders may access, vote and participate in the virtual annual meeting, please refer to the company’s supplemental proxy materials filed today with the Securities and Exchange Commission.

About TimkenSteel Corporation

TimkenSteel (NYSE: TMST) manufactures high-performance carbon and alloy steel products in Canton, OH serving demanding applications in automotive, energy and a variety of industrial end markets. The company is a premier U.S. producer of alloy steel bars (up to 16 inches in diameter), seamless mechanical tubing and precision components. In the business of making high-quality steel primarily from recycled materials for more than 100 years, TimkenSteel’s proven expertise contributes to the performance of our customers’ products. The company employs approximately 2,500 people and had sales of $1.2 billion in 2019. For more information, please visit us at www.timkensteel.com.

TimkenSteel Corporation

1835 Dueber Ave. S.W., GNE-01, Canton, OH 44706

Media & Investor contact:

Jennifer Beeman

P 330.471.7760

news@timkensteel.com

ir@timkensteel.com